Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Tenon Medical, Inc. of our report dated March 10, 2023 with respect to our audits of the consolidated financial statements of Tenon Medical, Inc. and Subsidiary as of December 31, 2022 and 2021 and for the years then ended. We also consent to the reference of our firm under the heading "Experts" in this Registration Statement.

/s/ ArmaninoLLP
San Jose, California

September 11, 2023